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                                                                EXHIBIT 10.22(b)


                    THE DAVID AND SHEILA CORNSTEIN FOUNDATION
                             c/o DAVID B. CORNSTEIN
                             Pinnacle Advisors, Ltd.
                                529 Fifth Avenue
                              New York, N.Y. 10017
                                 (212) 382-7473



                                  March 8, 2004


Finlay Enterprises, Inc.
529 Fifth Avenue
New York, NY 10017

Re:  Sale of Shares of Common Stock of Finlay Enterprises, Inc.

Gentlemen:

     This letter confirms the agreement of The David and Sheila Cornstein Foundation (the "Foundation") to sell to Finlay Enterprises, Inc. (the "Company") an aggregate of 10,000 shares of the common stock of the Company (the "Shares"), on the terms set forth herein.

     1. Simultaneously with the execution and delivery of this Agreement, (i) the Company shall purchase from the Foundation, and the Foundation shall sell to the Company, the Shares at a price of $16.25 per share, or an aggregate price of $162,500 (the "Purchase Price"), and (ii) the Company shall deliver to the Foundation the Purchase Price by wire transfer to an account designated by the Foundation and the Foundation will either DWAC the Shares to the Company or deliver to the Company one or more stock certificates representing the Shares, with stock powers duly endorsed in blank attached thereto.

     2. The Foundation represents and warrants to the Company that (a) the Shares are owned by the Foundation, (b) the Shares are being sold free and clear of all encumbrances and liens of any kind whatsoever other than any restrictions imposed by Federal and state securities law, (c) the Foundation is authorized to enter into this Agreement and to consummate the transactions contemplated hereby and (d) the Foundation is fully familiar with the financial condition of the Company and has had an adequate opportunity to ask and have answered questions regarding the financial and business conditions of the Company.

     3. The Company represents that as of the date of its execution of this agreement, all necessary corporate actions will have been taken to authorize the transaction contemplated herein.

     4. This Agreement shall be governed by the laws of the State of New York and may not be modified except by a writing executed by the parties hereto.



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     Please confirm your agreement to the foregoing by executing the enclosed copy of this letter where indicated.


                                       Very truly yours,


                                       THE DAVID AND SHEILA CORNSTEIN FOUNDATION


                                       By: /s/ David B. Cornstein
                                           -------------------------------------
                                           David B. Cornstein
                                           Trustee





Accepted And Agreed To:

FINLAY ENTERPRISES, INC.


By /s/ Bruce E. Zurlnick
   ----------------------------------
   Name:  Bruce E. Zurlnick
   Title: Chief Financial Officer